UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported January 26, 2005

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CHAMPPS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3370491 (I.R.S.Employer Identification No.)
10375 Park Meadows Drive, Suite 560, Littleton, Colorado (Address of principal executive offices)	80124 (Zip Code)

(303) 804-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On January 31, 2005 the registrant issued a press release announcing the financial results of its second quarter ended January 2, 2005, and the matters discussed under Item 4.02(a) below, which include the adjustment of historical financial statements. A copy of the press release is furnished to the Securities and Exchange Commission (the “SEC”) with this current report on Form 8-K as Exhibit 99.1 hereto.

        The information provided pursuant to this Item 2.02 of this current report, including the information contained in Exhibit 99.1 relating to the Company's financial results for the second quarter ended January 2, 2005, is being furnished pursuant to such Item and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

        On January 26, 2005, the Audit Committee, in consultation with the registrant’s independent registered public accounting firm, concluded that the registrant’s historical financial statements should be restated to correct certain errors relating to accounting for leased properties, and that such financial statements should no longer be relied upon. As a result, the Company will restate its financial statements for fiscal 2002, fiscal 2003, fiscal 2004 and for the first quarter of fiscal 2005. This determination to restate is similar to recent restatements announced by other public restaurant companies.

         Historically the registrant followed the accounting practice of using the initial non-cancelable lease term when determining whether each of its leases was an operating lease or a capital lease and when calculating straight-line rent expense. In accordance with its policy, the registrant depreciated its leasehold improvements over a period that included both the initial term of the lease and its option periods – but not longer than the useful life of the asset. In addition, the registrant previously did not include increases when calculating rent expenses for leases where the increases in rent include escalation clauses based on the lesser of a specified percentage increase or the change in an index that includes a leverage factor. The registrant believed that these accounting treatments were in accordance with generally accepted accounting principles.

         Following discussions with KPMG LLP, the registrant's independent registered public accounting firm, as well as an extensive analysis of the registrant's accounting records, the registrant has now concluded that the accounting literature should be interpreted to require that the registrant use the same lease term for depreciating leasehold improvements as it uses in determining capital versus operating lease classifications and in calculating straight-line rent expense. The registrant has also estimated future rent expenses where the future increases include escalation clauses as discussed above. This interpretation differs from many years of recognized accounting practices by the registrant and others in the restaurant industry.

         These estimates are subject to change as the Company's independent registered public accounting firm completes its review. The Company will amend the the appropriate filings with the Securities and Exchange Commission (“SEC”) to include the restated financial statements. As a result of the restatement, the financial statements contained in the Company's prior filings with the Securities and Exchange Commission, including the Company's 10-K for the period ending June 27, 2004, and 10-Q for the period ending October 3, 2004, should no longer be relied upon.

         The Company's Audit Committee discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with the Company's independent registered public accounting firm.

         The press release attached hereto as Exhibit 99.1 announces the intended restatement of the registrant's historical financial statements and is incorporated in this Item 4.02(a) by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number         Description
Exhibit 99.1                Press Release dated January 31, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	Champps Entertainment, Inc. (Registrant) By: Frederick J. Dreibholz Name: Frederick J. Dreibholz Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number         Description
Exhibit 99.1                Press Release dated January 31, 2005